STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recording Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

GARY B WOLFF P.C.
488 MADISON AVENUE
NEW YORK, NY 10022

Job:C20090806-0426
August 6, 2009

Special Handling Instructions:
email out 8-6-2009

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Stock Split	20090600641-78	8/6/2009 8:00:34 AM	1	$200.00	$200.00
24 Hour Expedite	20090600641-78	8/6/2009 8:00:34 AM	1	$125.00	$125.00
Total					$325.00

Payments

Type	Description	Amount
Credit	225702|09080619054344	$325.00
Total		$325.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

GARY B WOLFF P.C.
488 MADISON AVENUE
NEW YORK, NY 10022

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20090600641-78
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 08/06/2009 8:00 AM
	Entity Number E0420452007-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

HPC POS SYSTEM, CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

74,000,000 common stock: par value $0.001
1,000,000 preferred stock: par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

250,000,000 common stock: par value $0.001
no changes to preferred stock

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

None

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

None

7. Effective date of filing: (optional) ~~[illegible]~~ August 6 2009
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]
Signature of Officer

Company Counsel for President
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.